NextPath Technologies, Inc.
                                 March 31, 2000








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        We hereby consent to the use of our report, dated May 17, 2000, in this quarterly report on Form 10-Q for NextPath Technologies, Inc.




Crouch, Bierwolf & Chisholm
Salt Lake City, Utah
May 17, 2000